EXHIBIT 23.3

[LETTERHEAD OF HUGHES PITTMAN & GUPTON, LLP]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors

Angiotech Pharmaceuticals, Inc.

Vancouver, British Columbia

We hereby consent to the incorporation by reference into the combined Registration Statement on Forms F-10, F-4 and S-4 of Angiotech Pharmaceuticals, Inc., and the other subsidiary guarantor registrants listed therein, of our report on Quill Medical, Inc. dated February 21, 2006. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

/s/    HUGHES PITTMAN & GUPTON, LLP

March 8, 2007

Raleigh, North Carolina